Exhibit 99.1

RailAmerica To Present At Robert W. Baird Small Cap Conference

Boca Raton, FL — August 2, 2004— Donald D. Redfearn, President of RailAmerica (NYSE: RRA) and Michael J. Howe, the Company’s Executive Vice President and Chief Financial Officer will present the Company’s strategic and financial overview at the Robert W. Baird Small Cap Conference on Wednesday, August 4, 2004 at The Pierre Hotel in New York City. The Company’s presentation will begin at 1:20 p.m. EDT.

     Interested investors may listen to the presentation via a live Internet webcast. The audio webcast and presentation material will be available through our website at http://www.railamerica.com in the Investor Relations section. To listen to the presentation, please visit the website at least fifteen minutes early to register. Following the live webcast, an Internet replay of the presentation will be available through RailAmerica’s website for 30 days.

     RailAmerica, Inc. (NYSE: RRA) is a leading short line and regional rail service provider with 48 railroads operating approximately 12,300 miles in the United States, Canada, and Australia. The Company is a member of the Russell 2000® Index. Its website may be found at www.railamerica.com.

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements regarding future events and the performance of RailAmerica that involve risks and uncertainties that could cause actual results to differ materially including, but not limited to, fuel costs, foreign currency risks, failure to successfully integrate acquisitions, failure to service debt, failure to successfully market and sell Freight Australia and nonoperating/nonstrategic properties and assets when scheduled or at all, failure to successfully refinance debt, failure to accomplish new marketing initiatives, economic conditions, customer demand, increased competition in the relevant market, and others. In particular, forward-looking statements regarding earnings and EBITDA of the Company and entities to be acquired are subject to inherent economic, financial and operating uncertainties, including changes in economic conditions, realization of operating synergies, the ability to retain key customers and the impact of unforeseen costs and liabilities of such entities. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that RailAmerica files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.